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                                                                     Exhibit 4.1


                       Amendment to the Dime Bancorp, Inc.
                            1997 Stock Incentive Plan

                       Effective as of September 22, 2000


          The first sentence of Section 4.1 of the Dime Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan") is amended and restated to read as follows:

          "The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,275,000."